For the semi annual period ended June 30, 2002.
File number 811-3336
Prudential Equity Fund, Inc.

SUB-ITEM 77-O

EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

Ia.

1. 	Name of Issuer
	CarrAmerica.

2. 	Date of Purchase
	12/13/2001

3. 	Number of Securities Purchased
	19,000

4. 	Dollar Amount of Purchase
	$539,030

5. 	Price Per Unit
	$28.37

6. 	Name(s) of Underwriter(s) or Dealer(s)
	From whom purchased
		Goldman Sachs & Co.

7. 	Other Members of the Underwriting Syndicate:

		Goldman, Sachs & Co.
		Salomon Smith  Barney Inc.
		First Union Securities, LLC
		Legg Mason Wood Walker, Incorporated
		Banc of America Securities LLC
		Deutsche Banc Alex. Brown Inc.
		A.G. Awards & Sons, Inc.
		Commerzbank Capital Markets Corporation
		Credit Suisse First Boston Corporation
		Prudential Securities Incorporated


Ib.

1.   Name of Issuer
	Alcon Inc.

1. 	Date of Purchase
		3/20/2002

2. 	Number of Securities Purchased
		31,500

3. 	Dollar Amount of Purchase
		$1,039,500

4. 	Price Per Unit
		$33.00

5. 	Name(s) of Underwriter(s) or Dealer(s)
		From whom purchased
			CS First Boston

6. 	Other Members of the Underwriting Syndicate:

Credit Suisse First Boston Corporation
		Merrill Lynch, Pierce, Fenner & Smith Incorporated
		Goldman, Sachs & Co.
		J.P. Morgan Securities Inc.
		Salomon Smith Barney Inc.
		Banc of America Securities LLC
		Lehman Brothers Inc.
		Morgan Stanley & Co. Incorporated
		SG Cowen Securities Corporation
		UBS Warburg LLC
		ABN AMRO Rothschild LLC
		Allen & Company Incorporated
		M.R. Beal & Company
		Bear, Stearns & Co. Inc.
		Blaylock & Partners, L.P.
		BNP Paribas Securities Corp.
		Cazenove & Co. Ltd.
		CIBC World Markets Corp.
		Daiwa Securities SMBC Europe Limited
		Deutsche Banc Alex. Brown Inc.
		DresdnerKKleinwort Wasserstein Securities LLC
		A.G. Edwards & Sons, Inc.
		Guzman & Company
		Janney Montgomery Scott LLC
		Prudential Securities
		Ramirez & Co., Inc.
		RBC Dain Rauscher Inc.
		Sanders Morris Harris
		Muriel Siebert & Co., Inc.
		The Williams Capital Group, L.P.




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